EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                 in respect of

                          Offer to Purchase for Cash

                    All Outstanding Shares of Common Stock
  (Including the Associated Rights to Purchase Series A Junior Participating
                               Preferred Stock)

                                      of

                           Molecular Dynamics, Inc.

                                      at

                             $20.50 Net Per Share

                                      by

                             APB Acquisition Corp.
                         a wholly-owned subsidiary of

                        Amersham Pharmacia Biotech Inc.

               This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of Common Stock of Molecular Dynamics, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section 2 of the Offer to Purchase.

               To: Harris Trust Company of New York, Depositary


        By Mail:           By Facsimile Transmission:      By Hand/Overnight Delivery:
  Wall Street Station            (212) 701-7636                  Receive Window
     P.O. Box 1023         For Information Telephone:           Wall Street Plaza
New York, NY 10268-1023          (212) 701-7624            88 Pine Street, 19th Floor
                                                               New York, NY 10005

               Ladies and Gentlemen:

               The undersigned hereby tenders to APB Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Amersham Pharmacia Biotech Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 14, 1998 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, __________ shares of Common Stock, $.01 par value per share (the "Common Stock"), including the associated Rights (as defined in the Offer to Purchase) to purchase Series A Junior Participating Preferred Stock (the Common Stock and the Rights are referred to herein collectively as the "Shares"), of Molecular Dynamics, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.



  Certificate Nos. (if available)                      SIGN HERE


-------------------------------------    -------------------------------------
                                                     Signature(s)


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                                                       (Address)
If shares will be tendered by book-entry transfer:

Name of Tendering Institution            -------------------------------------
                                                 (Name(s)) (Please Print)

-------------------------------------    -------------------------------------
                                                       (Zip Code)
Account No. of The Depository Trust Company:


-------------------------------------    -------------------------------------
                                              (Area Code and Telephone No.)


                                   GUARANTEE

                   (Not to be used for signature guarantee)

               The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities
Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market System trading days of the date hereof.


                     -------------------------------------
                                (Name of Firm)

                     -------------------------------------
                            (Authorized Signature)

                     -------------------------------------
                                    (Name)

                     -------------------------------------
                                   (Address)

                     -------------------------------------
                                  (Zip Code)

                     -------------------------------------
                         (Area Code and Telephone No.)



Dated:________________, 1998.